                                                                   EXHIBIT 10.34

                               RETENTION AGREEMENT

                  This Retention Agreement (the "Agreement") is made and entered into as of January 18, 2002, by and among Advanced Medical Optics, Inc., a Delaware corporation (the "Company"), Allergan, Inc., a Delaware corporation ("Allergan"), and James V. Mazzo ("Executive").

                                    RECITALS

                  WHEREAS, the Company is a wholly-owned subsidiary of Allergan.

                  WHEREAS, Executive is employed by, and receives compensation and benefits from, Allergan.

                  WHEREAS, during the Term of the Agreement, Executive shall additionally be employed as the Chief Executive Officer of the Company, without entitlement to any additional compensation or benefits from the Company for such employment.

                  WHEREAS, the parties anticipate the consummation of the spinoff transactions approved by the Board of Directors of Allergan by resolutions approved on January 18, 2002 (the consummation of such transactions referred to herein as the "Spinoff").

                  NOW, THEREFORE, in consideration of the foregoing recitals and the respective covenants and agreements of the parties contained herein, the parties agree as follows:

                                   ARTICLE 1.

                              EFFECTIVE DATE; TERM

         1.1 Effective Date. This Agreement shall become effective as of the date herein above written (the "Effective Date").

         1.2 Term of Agreement. The term of this Agreement shall commence on the Effective Date and shall continue through December 31, 2002 (the "Term"), unless terminated earlier in accordance with Article 2 of this Agreement, in which case the Term shall expire upon such earlier termination. Upon the expiration of the Term, Executive's employment with the Company hereunder shall terminate.

         1.3 Concurrent Employment with Allergan. Effective as of the Effective Date, Executive's employment with the Company as the Chief Executive Officer of the Company shall commence. During the Term, Executive shall continue to be employed by Allergan and shall continue to receive his compensation and benefits from Allergan, in accordance with the terms of his employment with Allergan as it existed immediately prior to the Effective Date. During the Term, Executive shall not be entitled to receive any additional compensation or benefits from the Company for his employment with the Company.

                                   ARTICLE 2.

                         EARLY TERMINATION OF AGREEMENT

         2.1 Termination of Agreement. Notwithstanding the provisions of Article 1, if the Spinoff occurs on or before December 31, 2002, then, upon the Spinoff, the Term shall immediately end, this Agreement shall immediately terminate and all rights and obligations hereunder shall immediately terminate.

         2.2 Effectiveness of Employment Agreement. In the event the Spinoff occurs on or before December 31, 2002, then upon the Spinoff and the concurrent termination of this Agreement pursuant to Section 2.1, above, the Employment Agreement by and between the Company and Executive dated as of January 18, 2002 (the "Employment Agreement"), shall immediately become effective.

                                   ARTICLE 3.

                                RETENTION PAYMENT

         3.1 Retention Payment. Allergan shall pay Executive a cash lump sum (a "Retention Payment") in the event of the circumstances described in Section 3.2,
3.3 or 3.4, in such amount as is determined below in this Article 3; provided, however, that in no event shall Executive be paid more than one Retention Payment under this Article 3.

         3.2 Pre-Spinoff Sale without Termination of Employment. If there is a Pre-Spinoff Sale, and Executive is employed by Allergan on the date of the Pre-Spinoff Sale, and Executive is employed with Allergan on the date that is 30 days after the date of the Pre-Spinoff Sale, then Allergan shall pay Executive a Retention Payment in an amount equal to three times the Executive's Compensation.

         3.3 Pre-Spinoff Sale with Termination of Employment. If there is a Pre-Spinoff Sale, and either (a) Executive is employed by Allergan on the date of the Pre-Spinoff Sale, and Executive's employment with Allergan is terminated in a Qualifying Termination, or is terminated by Executive without Good Reason, within 30 days after the date of the Pre-Spinoff Sale, or (b) Executive's employment with Allergan is terminated in a Qualifying Termination during the Term and prior to the date of such Pre-Spinoff Sale, then Allergan shall pay Executive a Retention Payment in an amount equal to six times the Executive's Compensation, plus a lump sum payment equal to Executive's accrued unused vacation.

         3.4 No Pre-Spinoff Sale on or before December 31, 2002. If neither the Spinoff nor a Pre-Spinoff Sale occurs on or before December 31, 2002, and if:
(a) Executive is employed by Allergan on December 31, 2002, and Executive's employment with Allergan is terminated in a Qualifying Termination, or is terminated by Executive without Good Reason, on or before January 30, 2003, or
(b) Executive's employment with Allergan is terminated in a Qualifying Termination prior to December 31, 2002, then Allergan shall pay Executive a Retention Payment in an amount equal to three times the Executive's Compensation.

         3.5 Compensation. "Compensation" means Executive's Base Salary under the Employment Agreement plus a 100% bonus at a target of 75% of such Base Salary.

         3.6 General Release. Notwithstanding anything else in this Agreement, the obligation of Allergan to pay Executive a Retention Payment (whether or not such obligation is delegated to the Company pursuant to Section 8.3, below) shall be conditioned on Executive's execution of a general release of claims in the form required by Allergan. In addition, in any situation in which Executive's employment with Allergan terminates, Allergan will continue to honor its agreement to repatriate Executive to the United States in accordance with Executive's current agreements with Allergan and Allergan's standard repatriation policies.

                                   ARTICLE 4.

                   DEFINITIONS APPLICABLE TO RETENTION PAYMENT

         4.1 Spinoff. For purposes of this Agreement, "Spinoff" shall mean the consummation of the spinoff transaction approved by the Board of Directors of Allergan by resolutions adopted on January 18, 2002.

         4.2 Pre-Spinoff Sale. For purposes of this Agreement, "Pre-Spinoff Sale" shall mean the consummation of any of the following transactions during the Term:

                  (a) The sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company or of one or both of the businesses which are contemplated to comprise the Company as of the Spinoff;

                  (b) The sale, transfer, exchange or other disposition of a majority of the equity interest in the Company other than to an affiliate of Allergan; or

                  (c) A merger, consolidation or reorganization involving the Company, in which an entity which is not an affiliate of Allergan or the Company acquires a majority equity interest in the Company and in which transaction the Company is not the surviving corporation.

Notwithstanding the foregoing, the Spinoff shall not be treated as a Pre-Spinoff Sale, nor will a Change in Control of Allergan, as defined in Allergan's current change in control agreements.

         4.3 Qualifying Termination. For purposes of this Agreement, a "Qualifying Termination" shall mean termination of Executive's employment with Allergan during the Term due to a termination of Executive's employment either
(i) by Allergan without Cause, (ii) by Executive for Good Reason (a "Voluntary Resignation for Good Reason"), (iii) by reason of Executive's death, or (iv) by reason of Executive's physical or mental disability or infirmity which, in the opinion of a competent physician selected by Allergan's Board of Directors, renders Executive unable to perform his duties for more than 120 days during any 180-day period.

                  (a) For purposes of this Agreement, "Cause" shall be limited to only three types of events:

                           (i) the willful and continued refusal of Executive to comply with a lawful, written instruction of Allergan's Board of Directors so long as the instruction is consistent with the scope and responsibilities of Executive's position and Executive has failed to end such willful and continued refusal within fifteen (15) business days of written notice thereof from Allergan;

                           (ii) willful misconduct by Executive which results in a material financial loss to Allergan (or to any of its affiliated companies) or material injury to its public reputation (or to the public reputation of any of its affiliated companies); or

                           (iii) Executive's conviction of any felony.

Notwithstanding the foregoing, no act or failure to act on Executive's part shall be deemed "willful" unless done, or omitted to be done, by Executive not in good faith and without reasonable belief that the action or omission was in the best interest of Allergan.

                  (b) A Voluntary Resignation for Good Reason shall require Executive to provide at least sixty (60) days' written notice to Allergan in the form of a notice of resignation (the "Notice of Resignation"). The Notice of Resignation shall set forth the circumstances which in Executive's view constitute Good Reason hereunder and shall be delivered to Allergan within sixty
(60) days of the occurrence of the applicable Good Reason event. For purposes of this Agreement, "Good Reason" means:

                           (i) Executive's overall compensation is reduced or adversely modified in any material respect, or

                           (ii) Executive's duties are materially changed.

For purposes of subsection (ii), above, Executive's duties shall be considered to have been "materially changed" if, without Executive's express written consent, there is any substantial diminution or adverse modification in Executive's overall position, responsibilities or reporting relationship, or if, without Executive's express written consent, Executive's job location is transferred to a site more than fifty (50) miles away from his or her then current place of employment (except for a repatriation of Executive in 2003 back to the United States). During the period of notice set forth above in this subsection (b), Allergan shall be afforded reasonable opportunity to establish, to the reasonable satisfaction of Executive, that the Good Reason circumstances cited in Executive's Notice of Resignation were not present on the date of such Notice of Resignation, or are no longer present, in which case Executive's employment shall not terminate due to a Voluntary Resignation for Good Reason. Notwithstanding the foregoing, the termination of Executive's employment with Allergan in accordance with the Employment Agreement, and Executive's employment under the Employment Agreement, shall not constitute "Good Reason."

                                   ARTICLE 5.

                                  EXCISE TAXES

         5.1 Indemnification for Excise Tax. In the event that Executive becomes entitled to receive a Retention Payment hereunder, and such payment or any other benefits or payments (including transfers of property, within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") (or any successor thereto) or the regulations thereunder) that Executive receives, or is to receive, pursuant to this Agreement or any other agreement, plan or arrangement with the Company or Allergan in connection with a Pre-Spinoff Sale of the Company ("Other Benefits") shall be subject to the tax imposed pursuant to Section 4999 of the Code (or any successor thereto) or any comparable provision of state law (an "Excise Tax"), the following rules shall apply:

                  (a) Allergan shall pay to Executive, within 30 days after a Qualifying Termination, an additional amount (the "Gross-Up Payment") such that the net amount retained by Executive, after deduction of any Excise Tax with respect to the Retention Payment or the Other Benefits and any federal, state and local income tax, employment tax and Excise Tax upon such Gross-Up Payment, is equal to the amount that would have been retained by Executive if such Excise Tax were not applicable, as determined by the accounting firm (the "Auditors") serving as the Company's independent auditors immediately prior to the Pre-Spinoff Sale. It is intended that Executive shall not suffer any loss or expense resulting from the assessment of any Excise Tax or the Company's reimbursement of Executive for payment of any such Excise Tax.

                  (b) For purposes of determining whether any of the Retention Payment or Other Benefits will be subject to an Excise Tax and the amount of such Excise Tax, (i) any other payment or benefits received or to be received by Executive in connection with a Pre-Spinoff Sale of the Company or Executive's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company or Allergan, any person whose actions result in a Pre-Spinoff Sale or any person affiliated with the Company or Allergan or such person) shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code (or any successor thereto), and all "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code (or any successor thereto) shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Auditors and acceptable to Executive such other payments or benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code (or any successor thereto),
(ii) the amount of the Retention Payment and Other Benefits which shall be treated as subject to the Excise Tax shall be equal to the lesser of (A) the total amount of the Retention Payment or Other Benefits or (B) the amount of excess parachute payments within the meaning of Sections 280G(b)(1) and (4) of the Code (or any successor or successors thereto), after applying clause (i), above, and (iii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code (or any successor or successors thereto).

                  (c) For purposes of determining the amount of the Gross-Up Payment, Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rates of taxation in the state and locality of Executive's residence on the date of Executive's Qualifying Termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

                  (d) In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of Executive's Qualifying Termination, Executive shall repay to Allergan (or the Company, as the case may be), at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code (or any successor thereto) (the "Applicable Rate"). In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of such Qualifying Termination (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), Allergan shall make an additional Gross-Up Payment in respect of such excess (plus interest, determined at the Applicable Rate, payable with respect to such excess) at the time that the amount of such excess is finally determined.

                                   ARTICLE 6.

                              MITIGATION OR OFFSET

                  (a) Executive shall not be required to seek other employment (in the event of a termination of employment with the Company) or to reduce any amount payable to him under Article 3 or 5 hereof, and no such amount shall be reduced on account of any compensation received by Executive from other employment which may be obtained in the event of a termination of employment with the Company. However, Allergan's obligation to pay any amount under this Agreement shall be reduced by any amount owed by the Executive to Allergan or the Company.

                                   ARTICLE 7.

                              RESTRICTIVE COVENANTS

         7.1 Confidentiality Covenant. Executive hereby agrees that Executive shall not, directly or indirectly, disclose or make available to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, any Confidential Information (as hereinafter defined). For a period of five (5) years after the termination of this Agreement, Executive agrees that, upon termination of Executive's employment with the Company, all Confidential Information in Executive's possession that is in written or other tangible form (together with all copies or duplicates thereof, including computer files) shall be returned to the Company and shall not be retained by Executive or furnished to any third party, in any form except as provided herein; provided, however, that Executive shall not be obligated to treat as confidential, or return to the Company copies of any Confidential Information that (i) was publicly known at the time of disclosure to Executive, (ii) becomes publicly known or available thereafter other than by any means in violation of this Agreement or any other duty owed to the Company by any person or entity, or
(iii) is lawfully disclosed to Executive by a third party. As used in this Agreement, the term "Confidential Information" means: information disclosed to Executive or known by Executive as a consequence of or through Executive's relationship with the Company, about the products, research and development efforts, regulatory efforts, manufacturing processes, customers, employees, business methods, public relations methods, organization, procedures or finances, including, without limitation, information of or relating to customer lists, of the Company and its affiliates.

         7.2 Solicitation of Employees. Executive hereby agrees that during the Term, Executive shall not, either on Executive's own account or jointly with or as a manager, agent, officer, employee, consultant, partner, joint venturer, owner or stockholder or otherwise on behalf of any other person, firm or corporation, directly or indirectly solicit or attempt to solicit away from the Company any of its officers or employees or offer employment to any person who, on or during the six (6) months immediately preceding the date of such solicitation or offer, is or was an officer or employee of the Company; provided, however, that a general advertisement to which an employee of the Company responds shall in no event be deemed to result in a breach of this
Section 7.2.

         7.3 Enforcement.

                  (a) The parties intend that the provisions of this Article 7 shall be fully enforceable as set forth herein. To the extent that any court of competent jurisdiction finds that any such provision is enforceable by reason of its duration or scope, the parties agree that it shall be enforced insofar as it may be enforced within the limits of the law of that jurisdiction, but that the Agreement as a whole shall be unaffected elsewhere.

                  (b) Executive agrees that it would be difficult to compensate Allergan or the Company fully for damages for any violation of the provisions of this Agreement, including, without limitation, the provisions of this Article 7. Accordingly, Executive specifically agrees that Allergan and the Company and their respective successors and assigns shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this Agreement. This provision with respect to injunctive relief shall not, however, diminish the right of Allergan or the Company to claim and recover damages in addition to injunctive relief.

                  (c) If Executive breaches any provision of Article 7, the rights of Executive (or Executive's estate) to a benefit under the Agreement, and the rights of a surviving spouse or any other person to a benefit under the Agreement, shall be forfeited, unless the Company's Board of Directors (the "Board") determines that such activity is not detrimental to the best interests of the Company and its affiliates. Such forfeiture shall be in addition to any other remedy of the Company under the Agreement or at law and in equity with respect to such breach. However, if Executive ceases such activity and notifies the Board of this action, Executive's (or Executive's estate's) right to receive a benefit, and any right of a surviving spouse or any other person to a benefit, may be restored within sixty (60) days of said notification, unless the Board in its sole discretion determines that the prior activity has caused serious injury to the Company and its affiliates, which determination shall be final and conclusive.

                                   ARTICLE 8.

                               GENERAL PROVISIONS

         8.1 Entire Agreement and Modification. This Agreement constitutes the entire agreement between the parties relating to the employment of the Executive by the Company during the Term or relating to retention payments with respect to the Term, and there are no representations, warranties or commitments, other than those set forth herein, which relate to such subject matter. This Agreement may be amended or modified only by an instrument in writing executed by all of the parties hereto.

         8.2 Successors.

                  (a) This Agreement is personal to Executive, and without the prior written consent of Allergan and the Company shall not be assignable by Executive other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive's legal representatives.

                  (b) The rights and obligations of Allergan and the Company under this Agreement shall inure to the benefit of and shall be binding upon their respective successors and assigns.

         8.3 Delegation of Payment Obligations. Allergan may, in its sole discretion, delegate to the Company any or all of the obligations of Allergan to make payments to Executive hereunder. To the extent that The Company actually makes such payments, such actions shall be in satisfaction of the obligations of Allergan hereunder. To the extent that The Company does not make such payments, such payments shall remain the obligation of Allergan hereunder.

         8.4 No Waiver. No waiver, by conduct or otherwise, by any party of any term, provision, or condition of this Agreement, shall be deemed or construed as a further or continuing waiver of any such term, provision, or condition nor as a waiver of a similar or dissimilar condition or provision at the same time or at any prior or subsequent time.

         8.5 Remedies Not Exclusive. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, except as expressly provided in this Agreement, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing in law or in equity or by statute or otherwise. No failure by any party to exercise, and no delay in exercising, any rights shall be construed or deemed to be a waiver thereof, nor shall any single or partial exercise by any party preclude any other or future exercise thereof or the exercise of any other right.

         8.6 Notices. Any notice or communications required or permitted to be given to the parties hereto shall be delivered personally, sent via facsimile or via an overnight courier service or be sent by United States registered or certified mail, postage prepaid and return receipt requested, and addressed or delivered as follows, or as such other addresses the party addressed may have substituted by notice pursuant to this Section:

                  (a) If to the Company:           Advanced Medical Optics, Inc.
                                                   2525 Dupont Drive
                                                   Irvine, CA 92612
                                                   Attn: General Counsel



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

                  (b) If to Allergan:              Allergan,  Inc.
                                                   2525 Dupont Drive
                                                   Irvine, CA 92612
                                                   Attn: General Counsel

                  (c) If to Executive:             James V. Mazzo
                                                   P.O. Box 19648
                                                   Irvine, CA 92623

Such notices or communications shall be deemed given upon delivery or, if earlier, one (1) day after being sent by overnight courier or three (3) days after being mailed by registered or certified mail, as provided above.

         8.7 Governing Law. This Agreement is made and entered into in the State of California, and shall be governed by the laws of California, without giving effect to the principles of conflict of laws thereof.

         8.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one Agreement.

         8.9 Captions. The captions of this Agreement are inserted for convenience and do not constitute a part hereof.

         8.10 Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein and there shall be deemed substituted for such invalid, illegal or unenforceable provision such other provision as will most nearly accomplish the intent of the parties to the extent permitted by the applicable law. In case this Agreement, or any one or more of the provisions hereof, shall be held to be invalid, illegal or unenforceable within any governmental jurisdiction or subdivision thereof, this Agreement or any such provision thereof shall not as a consequence thereof be deemed to be invalid, illegal or unenforceable in any other governmental jurisdiction or subdivision thereof.

         8.11 Survival. The representations and warranties contained herein and the Executive's obligations under Article 7 shall survive termination of the Term and of the Agreement as provided herein.

         8.12 Dispute Resolution.

                  (a) Any controversy or dispute between the parties involving the construction, interpretation, application or performance of the terms, covenants, or conditions of this Agreement or in any way arising under this Agreement (a "Covered Dispute") shall, on demand by either of the parties by written notice served on the other party in the manner prescribed in Section 8.6 hereof, be referenced pursuant to the procedures described in California Code of Civil Procedure ("CCP") Sections 638, et seq., as they may be amended from time to time (the "Reference Procedures"), to a retired Judge from the Superior Court for the County of Los Angeles or the County of Orange for a decision.

                  (b) The Reference Procedures shall be commenced by either party by the filing in the Superior Court of the State of California for the County of Orange of a petition pursuant to CCP Section 638(1) (a "Petition"). Said Petition shall designate as a referee a Judge from the list of retired Los Angeles County and Orange County Superior Court Judges who have made themselves available for trial or settlement of civil litigation under said Reference Procedures. If the parties hereto are unable to agree on the designation of a particular retired Los Angeles County or Orange County Superior Court Judge or the designated Judge is unavailable or unable to serve in such capacity, request shall be made in said Petition that the Presiding or Assistant Presiding Judge of the Orange County Superior Court appoint as referee a retired Los Angeles County or Orange County Superior Court Judge from the aforementioned list.

                  (c) Except as hereafter agreed by the parties, the referee shall apply the law of California in deciding the issues submitted hereunder. Unless formal pleadings are waived by agreement among the parties and the referee, the moving party shall file and serve its complaint within 15 days from the date a referee is designated as provided herein, and the other party shall have 15 days thereafter in which to plead to said complaint. Each of the parties reserves its respective rights to allege and assert in such pleadings all claims, causes of action, contentions and defenses which it may have arising out of or relating to the general subject matter of the Covered Dispute that is being determined pursuant to the Reference Procedures. Reasonable notice of any motions before the referee shall be given, and all matters shall be set at the convenience of the referee. Discovery shall be conducted as the parties agree or as allowed by the referee. Unless waived by each of the parties, a reporter shall be present at all proceedings before the referee.

                  (d) It is the parties' intention by this Section 8.11 that all issues of fact and law and all matters of a legal and equitable nature related to any Covered Dispute will be submitted for determination by a referee designated as provided herein. Accordingly, the parties hereby stipulate that a referee designated as provided herein shall have all powers of a Judge of the Superior Court including, without limitation, the power to grant equitable and interlocutory and permanent injunctive relief.

                  (e) Each of the parties specifically (i) consents to the exercise of jurisdiction over his or her person by a referee designated as provided herein with respect to any and all Covered Disputes; and (ii) consents to the personal jurisdiction of the California courts with respect to any appeal or review of the decision of any such referee.

                  (f) Each of the parties acknowledges that the decision by a referee designated as provided herein shall be a basis for a judgment as provided in CCP Section 644 and shall be subject to exception and review as provided in CCP Section 645.

         8.13 Attorneys' Fees. If any legal action or other proceeding is brought for the enforcement of the Agreement, or because of an alleged dispute, breach or default in connection with any of the provisions of the Agreement, the successful or prevailing party shall be entitled to recover attorneys' fees and other expenses and costs incurred in that action or proceeding, in addition to any other relief that may be granted.



                [Remainder of this page intentionally left blank]

         8.14 Executive's Acknowledgment. Executive acknowledges (a) that he has consulted with or has had the opportunity to consult with independent counsel of his own choice concerning this Agreement and has been advised to do so by Allergan and the Company, and (b) that he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                                   "COMPANY"

                                   Advanced Medical Optics, Inc., a Delaware corporation

                                   By: /s/ William R. Grant
                                      -----------------------------------------
                                      Title:
                                            -----------------------------------


                                   Date:  January 18, 2002



                                                   "ALLERGAN"

                                   Allergan, Inc., a Delaware corporation

                                   By: /s/ David E. I. Pyott
                                      -----------------------------------------
                                      Title: Chairman, President & CEO
                                            -----------------------------------


                                   Date:  January 18, 2002



                                                   "EXECUTIVE"


                                   By: /s/ James V. Mazzo
                                      -----------------------------------------
                                                 James V. Mazzo

                                      -----------------------------------------
                                                    Signature

                                   Date:  January 18, 2002



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